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October 1, 2012	CLIENT/MATTER NUMBER 084147-0101

Homeowners Choice, Inc.

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

Re:	Homeowners Choice, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by Homeowners Choice, Inc., a Florida corporation (the “Company”) on October 1, 2012 with the United States Securities and Exchange Commission (the “Commission”) in connection with registration under the Securities Act of 1933, as amended (the “Securities Act”), of 5,000,000 shares of the Company’s common stock, no par value (the “Shares”) issuable under the Homeowners Choice, Inc. 2012 Omnibus Incentive Plan (the “Plan”).

We have examined and are familiar with the Articles of Incorporation of the Registrant filed with the Secretary of State of the State of Florida, Bylaws of the Registrant, proceedings of the Board of Directors of the Registrant in connection with the adoption of the Plan, and such other records and documents of the Registrant, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

Based on the foregoing, it is our opinion that, as of the date hereof, the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan have been authorized and, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to applicable provisions of the Securities Act, and may not be relied upon by any other person or for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Foley & Lardner LLP
Foley & Lardner LLP

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